                                                                   EXHIBIT 10.37

                        1000 WINDWARD CONCOURSE PARKWAY

                               SUBLEASE AGREEMENT
                               ------------------


     This sublease agreement (this "Sublease") made as of October 29, 1998, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), and MAPICS, INC., a Georgia corporation ("MAPICS").

     WHEREAS, Development Authority of Fulton County, as landlord ("Development Authority") and National Build To Suit Windward, L.L.C., an Illinois limited liability company, as tenant ("NBTS") entered into that certain Lease Agreement ("Prime Lease") dated December 1, 1996 and recorded in Deed Book 23337, Page 6, Fulton County, Georgia records for the lease of the Project (as that term is defined under the Prime Lease) located at 1000 Windward Concourse Parkway, Alpharetta, Georgia 30005 ("Premises"); a copy of the Prime Lease has been delivered by GECC to MAPICS prior to MAPICS' execution and delivery of this Sublease;

     WHEREAS, NBTS, as sublandlord, subleased the Project to GECC, as subtenant, pursuant to that certain Amended and Restated Build to Suit Sublease dated December 1, 1996, as amended by that certain First Addendum to Amended and Restated Build to Suit Sublease dated January 1, 1997 ("Intermediate Lease"); a copy of the Intermediate Lease has been delivered by GECC to MAPICS prior to MAPICS' execution and delivery of this Sublease;

     WHEREAS, GECC, as subsublandlord, desires to sublease a portion of the Premises to MAPICS, as subsubtenant, and MAPICS desires to sublease from GECC approximately 119,276 square feet of rentable area located in the building ("Building") located on the Premises.

     NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Sublease, GECC and MAPICS hereby agree as follows:

                              W I T N E S S E T H:
                              --------------------

1.  PRIME LEASE AND INTERMEDIATE LEASE.  MAPICS acknowledges that GECC's right
    ----------------------------------
title and interest to the Premises derives from the Prime Lease and the Intermediate Lease, however MAPICS is not assuming and shall not be bound by any obligation under the Prime Lease or the Intermediate Lease, but shall only be liable for the obligations set forth in this Sublease. GECC shall remain responsible for complying with all terms and conditions of the Prime Lease and Intermediate Lease.

2.  SUBLEASED PREMISES; SUBLEASE TERM.  GECC hereby leases to MAPICS and MAPICS
    ---------------------------------
hereby leases from GECC approximately (i) 16,693 square feet of rentable area located on the first floor ("First Floor") of the Building, (ii) 50,090 square feet of rentable area located on the second floor ("Second Floor") of the Building, and (iii) 52,493 square feet of rentable area located on the third floor ("Third Floor") of the Building; all as more particularly depicted on the

Floor Plan attached hereto as Exhibit "A" and made a part hereof (the First
                              -----------
Floor, Second Floor and Third Floor space together with the Leased Equipment, as defined hereinafter, is referred to collectively as the "Subleased Premises"). MAPICS hereby acknowledges and agrees (a) with respect to the First Floor, that the square footage of usable area is 14,516 and that the square footage of rentable area is determined by multiplying the square footage of usable area by a factor of 1.15, (b) with respect to the Second Floor, that the square footage of usable area is 45,954.47 and that the square footage of rentable area is determined by multiplying the square footage of usable area by a factor of 1.09, and (c) with respect to the Third Floor, that the square footage of usable area is 48,159.17 and that the square footage of rentable area is determined by multiplying the square footage of usable area by a factor of 1.09. For the purpose of this Sublease, GECC and MAPICS hereby expressly agree that the total square footage of the Subleased Premises is 119,276 square feet of rentable area and 108,629.64 square feet of usable area. Except as otherwise provided in Exhibit "C" attached hereto and incorporated herein by this reference, the term
-----------
of this Sublease (the "Sublease Term") shall commence on March 1, 1999 (the "Commencement Date"); the Sublease Term shall expire on October 31, 2007, unless earlier terminated in accordance with the terms hereof.

     Prior to the Commencement Date, at such reasonable times as MAPICS and GECC shall agree upon, MAPICS shall have the right to enter the telephone room on the first floor of the west wing of the Building for the purpose of installing a separate new telephone switch (the "MAPICS Phone Switch") for the exclusive use of MAPICS during the Sublease Term. The dimensions and location of the MAPICS Phone Switch inside the telephone room shall be subject to the prior written approval of GECC. During installation of the MAPICS Phone Switch, MAPICS shall have access to the telephone room and, moreover, may bring into the telephone room as many technicians as are reasonably necessary to complete installation of the MAPICS Phone Switch; provided, however, that each and every one of said technicians shall be accompanied in the telephone room, at all times, by George
D. Carroll or such other individual representative of MAPICS as Mr. Carroll may designate by prior written notice to GECC. At all times during the Sublease Term, MAPICS shall have access to the telephone room for the purpose of maintaining the MAPICS Phone Switch; provided, however, that said access shall be subject to the following conditions:

     (1) Access to the MAPICS Phone Switch on behalf of MAPICS shall be limited to one technician who shall, at all times, be accompanied by George D. Carroll or such other individual representative of MAPICS as Mr. Carroll may designate by prior written notice to GECC; and

     (2) No party entering the telephone room on behalf of MAPICS shall have contact with any switch or other equipment in the telephone room except the MAPICS Phone Switch.

3.  RENT.  The rent hereunder ("Rent") initially shall be Twenty-Two and 95/100
    ----
Dollars ($22.95) per square foot of rentable area per annum. MAPICS agrees to pay Rent to GECC, subject to the increases under paragraph 4 hereinbelow, in the monthly amount of Two Hundred Twenty-Eight Thousand One Hundred Fifteen and 35/100 Dollars ($228,115.35), which monthly payments shall be made on the first day of each full calendar month during the Sublease Term. Said monthly payments of Rent shall be prorated and paid as appropriate for any partial calendar month during the Sublease Term. If any monthly payment of Rent is not received by the tenth (10th) day of the month, a late fee equal to five percent (5%) of the monthly payment amount shall be due and payable concurrently with said late payment. Rent hereunder consists of the two following components:

     (i) a base amount for MAPICS' use and occupancy of the Subleased Premises (the "Base Rent") which amount is not attributable in any manner whatsoever to Operating Expenses (as that term is defined in paragraph 14(a) hereinbelow) of the Building -- the initial Base Rent under this Sublease is Sixteen and 95/100 Dollars ($16.95) per square foot of rentable area per annum; and

     (ii) an amount attributable to MAPICS' Prorata Share of Operating Expenses of the Building (the "Operating Expense Contribution") -- for the purpose of calculating the initial Rent under this Sublease, the Operating Expense Contribution is Six and no/100 Dollars ($6.00) per square foot of rentable area per annum. From and after January 1, 2000, any increase in the Operating Expense Contribution shall be calculated in accordance with the requirements of paragraph 4(b) hereinbelow.

4.  ADJUSTMENT OF RENT.  Beginning on January 1, 2000, and continuing on January
    ------------------
1 of each and every successive year during the Sublease Term, Rent shall be adjusted as follows:

     (a) Adjustment of Base Rent.  Base Rent shall be increased by three percent
         -----------------------
(3%). Accordingly, Base Rent during the Sublease Term shall conform to the following schedule:

PERIOD                                     ANNUAL AMOUNT                     MONTHLY AMOUNT
------                                     -------------                     --------------
03/01/1999 through 12/31/1999              $1,684,773.50                       $168,477.35
                                            (10 months)
01/01/2000 through 12/31/2000               2,082,380.05                        173,531.67
01/01/2001 through 12/31/2001               2,144,851.45                        178,737.62
01/01/2002 through 12/31/2002               2,209,197.00                        184,099.75
01/01/2003 through 12/31/2003               2,275,472.91                        189,622.74
01/01/2004 through 12/31/2004               2,343,737.09                        195,311.42
01/01/2005 through 12/31/2005               2,414,049.21                        201,170.77
01/01/2006 through 12/31/2006               2,486,470.68                        207,205.89
01/01/2007 through 10/31/2007               2,134,220.67                        213,422.07
                                            (10 months)

     (b) Adjustment of Operating Expense Contribution.  The Operating Expense
         --------------------------------------------
Contribution shall be adjusted to an amount that equals the product of (a) MAPICS' Prorata Share (as that term is defined in paragraph 14(b) hereinbelow), multiplied by (b) the amount by which annual Operating Expenses exceed Six and no/100 Dollars ($6.00) per square foot of rentable area in the Building; provided, however, that in no event shall the Operating Expense Contribution be reduced to an amount less than the initial Operating Expense Contribution under this Sublease (i.e., $715,656.00 per annum;
                                                    ----
$59,638.00 per month), and in no event shall MAPICS owe more than $6.00 per square foot of rentable area per annum for the Operating Expense Contribution for any period prior to January 1, 2000.

5.  FIRST RENT PAYMENT.  Concurrently with MAPICS' execution of this Sublease,
    ------------------
MAPICS shall pay to GECC Rent due for the first full calendar month of the Sublease Term.

6.  ACCEPTANCE OF SUBLEASED PREMISES; IMPROVEMENTS.  With respect to the Second
    ----------------------------------------------
Floor and Third Floor of the Subleased Premises, MAPICS shall take the Subleased Premises on an "AS IS" basis. With respect to the First Floor of the Subleased Premises, taking of possession by MAPICS shall be deemed conclusively to establish that (i) the Improvements (as that term is defined in paragraph 15 hereinbelow) have been completed in accordance with the Plans (as that term is defined in paragraph 15 hereinbelow), and (ii) the First Floor of the Subleased Premises is in good and satisfactory condition, as of the date possession is taken by MAPICS, subject to punchlist items, which shall be GECC's obligation to repair and any defects covered by warranties from contractors or suppliers. In the event of any dispute as to substantial completion of the Improvements by GECC, completion of the Improvements shall be conclusively deemed upon GECC's delivery to MAPICS of (a) a certificate of occupancy issued by the appropriate governmental authority, and (b) a certificate of substantial completion from GECC's architect. Except for the Improvements to be made with respect to the First Floor, the condition of the Subleased Premises on the Commencement Date shall not be different in any material respect from the condition of the Subleased Premises on the date of this Sublease.

7.  PARKING.  MAPICS shall have the right to use four (4) unassigned and
    -------
uncovered parking spaces in the surface parking area immediately adjacent to the Building for each 1,000 square feet of rentable area located in the Subleased Premises. In addition, GECC shall, at MAPICS' request, designate three (3) parking spaces in said parking area as reserved parking spaces for the exclusive use of MAPICS' visitors; the specific parking spaces to be reserved for MAPICS' visitors shall be determined jointly by MAPICS and GECC.

8.  HVAC.  Provided that MAPICS is not in default under any of the covenants
    ----
under this Sublease beyond any applicable cure period hereunder after notice of default by GECC, GECC shall provide heating, ventilation and air conditioning ("HVAC") to the Subleased Premises in accordance with the standards set forth on Exhibit "G" attached hereto between the hours of 7:00 a.m. and 6:00 p.m. on
-----------
Business Days (as defined below) and between the hours of 8:00 a.m. and 1:00 p.m. on Saturdays unless Saturday is a legal holiday. GECC shall provide, on a floor by floor basis, HVAC service at times in addition to those specified in the preceding sentence, at MAPICS' sole expense, provided MAPICS gives GECC notice prior to noon (in the case of after-hours service on weekdays) and prior to 10:00 a.m. on Fridays or the day preceding a holiday (in the case of after-hours service on Saturdays, Sundays or legal holidays). GECC shall charge MAPICS for after-hours service at GECC's then-standard rates; on the date of this Sublease the rate for said after-hours service is Fifty and no/100 Dollars ($50.00) per hour per air handler. Payment for such charges shall be due and payable to GECC within ten (10) days after

GECC's demand therefor. GECC's obligation to provide after-hours HVAC service may be interrupted by reason of accident or emergency or for repairs, replacements or alterations until such repairs, replacements or alterations have been completed. For the purpose of this Sublease, "Business Days" shall mean all days except Saturdays, Sundays and the following legal holidays: New Year's Day, Memorial Day, Independence Day (July 4th), Labor Day, Thanksgiving and Christmas.

9.  ELECTRICITY.  GECC shall furnish to MAPICS normal and usual electricity for
    -----------
lighting purposes and the operation of ordinary office equipment. Except for any rental abatement that might apply in accordance with paragraph 28.B(a) below, GECC shall not be liable in any way to MAPICS for any failure or defect in the supply or character of electrical energy furnished to the Subleased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Other than the computer room (which shall be separately metered), MAPICS' use of electrical energy in the Subleased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Subleased Premises. GECC's obligation to provide electrical services to the Subleased Premises shall be limited to four (4) watts per square foot of rentable area in the Subleased Premises. MAPICS shall, at MAPICS' sole cost and expense, install a separate electric meter in the computer room located in the Subleased Premises. In order to ensure that the capacity limits set forth in this paragraph are not exceeded and to avert a possible adverse impact on the Building electrical service, MAPICS shall give notice to GECC whenever MAPICS shall connect to the Building electrical distribution system any electrically operated equipment other than lamps, typewriters, desktop computers and word processors and similar small office machines. MAPICS shall pay as additional rent to GECC monthly, as billed, such charges for electricity consumption in the Subleased Premises which
(i) exceed the capacity limits set forth in this paragraph, and (ii) may be separately metered as contemplated herein.

10.  TELECOMMUNICATION/DATA SYSTEM.  MAPICS shall have access to the Building's
     -----------------------------
Category 5 enhanced cabling, provided that prior to exercising said access rights, MAPICS must request and obtain written approval from GECC of the precise location and manner of said access (which approval may not be unreasonably withheld, conditioned or delayed by GECC). MAPICS shall have the right, at MAPICS' sole cost and expense, to install in the Subleased Premises a switch to facilitate MAPICS' use of said cabling. Upon the expiration or earlier termination of this Sublease, MAPICS shall remove said switch from the Subleased Premises and promptly repair any damage to the Subleased Premises resulting from such removal.

11.  AUDIO VISUAL SYSTEM.  MAPICS shall have exclusive use of the enhanced audio
     -------------------
visual systems located within the Subleased Premises on the Second Floor (a) in each of the two conference rooms located in the west wing executive briefing center and (b) in the conference room on the east wing. Said audio visual systems consist of an Electrohome data/video projector with an Extron cable interface and include an AMX master control system with an electronic light dimming system.

12.  ACCESS.  MAPICS and its employees shall have card reader access to the
     ------
Building during nights, weekends and holidays and to the Subleased Premises seven (7) days per week, twenty-four (24) hours per day.

13.  SIGNS.  GECC shall, at GECC's cost, provide signage in the lobby area of
     -----
the Building and at the entrance of the Subleased Premises identifying MAPICS' name. GECC shall have the right to approve the size, color and style of such signage proposed by MAPICS, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, MAPICS shall have the right to display, on one of the three flagpoles on the south side of the Building, a flag with MAPICS' corporate logo; provided, however, that (i) the flagpole to be used by MAPICS shall be determined by GECC, and (ii) the size, color and style of said flag shall be subject to the same approval rights of GECC applicable to MAPICS' signage. Finally, no tenant in the Building shall have signage on, in or around the Building with prominence greater than the signage of MAPICS.

14.  OPERATING EXPENSES.
     ------------------

     (a) Operating Expenses.  "Operating Expenses", as used in this Sublease,
         ------------------
shall mean any and all expenses of every kind, both fixed and variable and including, without limitation, any and all federal, state and local taxes (except income taxes), fees and assessments now or hereafter existing, as are incurred with respect to the ownership, management, operation, or maintenance of the Building, the surface parking area immediately adjacent to the Building, all appurtenances, and any expenses under the Prime Lease or the Intermediate Lease to the extent any expenses under the Prime Lease or the Intermediate Lease increase after the date of this Sublease, all as recorded on an accrual basis and in accordance with accepted principles of sound management and expense control and accounting practices applicable to first-class office building complexes. Provided, however, in no event shall Operating Expenses include: (i) the cost of any service (e.g., electricity) that GECC sells to MAPICS and for which GECC is entitled to be reimbursed by MAPICS; (ii) leasing/brokerage commissions (including, without limitation, those set forth in paragraph 22 below), attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or prospective tenants; (iii) the cost of any work (such as preparing a tenant's space for occupancy, including painting and decorating) or service (such as separately metered electricity) performed for any specific tenant (including MAPICS) of the Building (as distinguished from work or services performed generally for all tenants); (iv) management fees in excess of four percent (4%) of gross annual collections for the Building; (v) any other interest or amortization of debt; (vi) compensation paid to clerks or attendants in the cafeteria, concessions or newsstands; (vii) any cost or expense for which GECC is separately reimbursed or for which GECC receives a credit from any other party, such as casualty or condemnation proceeds; (viii) any costs, fines or penalties incurred due to violations by GECC of any governmental rule or authority; (ix) the cost of installing, operating and maintaining any specialty service, such as a cafeteria, retail store, sundry shop, newsstand, concession, or athletic or recreational club; (x) the cost of correcting defects in construction and removal of asbestos-containing material; (xi) salaries of GECC's officers and partners and its headquarters staff; (xii) the cost of any work performed or service provided for any tenant of the Building to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants; (xiv) the cost of any additions to the Premises, or Operating Expenses generated by such additions, after the date of this Sublease; (xv) the cost of any repairs, alterations, additions, changes, replacements, rental payments and the like which, under generally accepted accounting principles and practices, are properly classified as capital expenditures, except for any such capital expenditures which reduce Operating Expenses and are amortized over the useful life of the subject improvements at a reasonable interest rate; (xvi) the cost of any repair made in accordance with paragraph 28(K) below; (xvii) insurance premiums to the extent any tenant causes GECC's existing insurance premiums to increase or requires GECC to purchase additional insurance; (xviii) rental under the Prime Lease, the Intermediate Lease or any other ground lease or other underlying lease; (xix) any advertising expenses; (xx) any costs representing an amount paid to a related party or affiliate of GECC which is in excess of the amount which would have been paid in the absence of such relationship; (xxi) any expenses for repairs or maintenance which are covered by warranties, guarantees or service contracts (excluding any mandatory deductibles); or (xxii) legal expenses arising out of the construction, operation, use, occupation or maintenance of the Building, or the enforcement of the provisions of any agreements affecting the Premises, including this Sublease. In addition to the foregoing exclusions from Operating Expenses, GECC and MAPICS hereby acknowledge and agree that the following costs incurred or to be incurred by GECC shall not be included in Operating Expenses:

          (i) the cost of facilitating Georgia Power Company's direct connection to the Building of electrical service; and

          (ii) the cost of facilitating direct connection to the Building of telephone service.

     (b) Computation.  After the end of each calendar year during the Sublease
         -----------
Term, GECC shall compute the total Operating Expenses incurred for the Building during such calendar year and shall allocate to MAPICS all Operating Expenses based on MAPICS' Prorata Share, which allocation of Operating Expenses shall be made in accordance with paragraph 4(b) of this Sublease. As used in this Sublease, the term "MAPICS' Prorata Share" shall mean and refer to a fraction, the numerator of which is the number of square feet of rentable area in the Subleased Premises and the denominator of which is the number of square feet of rentable area in the Building. MAPICS' Prorata Share is 47.71% on the date of this Sublease (i.e., 119,276 = .4771).
               ----  -------
                     250,000

     (c) Payment as Additional Rent.  Subject to GECC's right to estimate
         --------------------------
Operating Expenses pursuant to subsection (d) of this paragraph, MAPICS shall, within thirty (30) days after demand therefor by GECC, pay to GECC any adjustment amount calculated in accordance with paragraph 4(b) above for each calendar year of the Sublease Term commencing with calendar year 2000.

     (d) GECC's Right to Estimate.  GECC may, at its discretion (i) make from
         ------------------------
time to time during the Sublease Term a reasonable estimate of the Operating Expenses which may become due during any calendar year commencing with calendar year 2000, (ii) require MAPICS to pay to GECC for each calendar month during such year one twelfth (1/12) of any adjustment amount calculated in accordance with paragraph 4(b) above, and
(iii) at GECC's reasonable discretion, increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving MAPICS written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Expenses, as so estimated. In such event, GECC shall cause the actual amount of Operating Expenses to be computed and certified to MAPICS within ninety (90) days after the end of such calendar year. In the event of any deficiency therein, MAPICS shall pay to GECC the amount of such deficiency within fifteen
(15) days of the demand therefor. In the event of any overpayment therein, MAPICS shall be entitled to a credit on future rent in the amount of such overpayment or if after the term of this Sublease, shall be entitled to a refund of such amount paid within one hundred five (105) days after the end of the final calendar year.

     (e) Proration.  If only part of any calendar year falls within the
         ---------
Sublease Term, the amount computed as Operating Expenses for such calendar year shall be prorated in proportion to the portion of such calendar year falling within the Sublease Term.

     (f) Books and Records.  MAPICS shall have the right at reasonable times
         -----------------
and upon prior notice to GECC to inspect the records maintained by GECC with respect to Operating Expenses. In the event an audit of Operating Expenses by MAPICS for any calendar year reveals errors in the calculation of Operating Expenses which resulted in overcharges of more than three percent (3%) of the total annual amount of Operating Expenses, GECC shall bear the cost of such audit (and shall reimburse MAPICS within ten (10) days of written demand accompanied by a copy of the invoice therefor) and such overcharge shall be treated as an overpayment under subparagraph (d) above.

15.  IMPROVEMENTS TO FIRST FLOOR.  GECC shall cause the improvements
     ---------------------------
("Improvements") to be made on the First Floor in accordance with the plans and specifications described on Exhibit "B" (the "Plans"), which Improvements shall
                            -----------
be constructed in accordance with the work letter attached hereto as Exhibit
                                                                     -------
"C".
---

16.  LEASED EQUIPMENT.  During the Sublease Term, MAPICS shall have the right to
     ----------------
use and shall not remove from the Subleased Premises (except as provided below) the (i) furniture, fixtures and equipment located (a) on the Second Floor and Third Floor and listed on Exhibit "D" attached hereto and incorporated herein by
          -----------
this reference and (b) in the east wing of the First Floor and listed on Exhibit
                                                                         -------
"E" attached hereto and incorporated herein by this reference, and (ii) Audio
---
Visual System described in paragraph 11 hereinabove (the items described in (i) and (ii) of this paragraph hereinafter are collectively referred to as "Leased Equipment"). GECC hereby represents and warrants to MAPICS that GECC owns the Leased Equipment, free and clear of any liens or encumbrances whatsoever. GECC shall either assign to MAPICS, or upon written request of MAPICS enforce, all warranties covering the Leased Equipment. If, at any time during the Sublease Term, MAPICS delivers written notice to GECC that MAPICS desires to return to GECC all or any portion of the Leased Equipment (which notice shall specifically identify the items of Leased Equipment that MAPICS desires to return to GECC), GECC shall remove from the Subleased Premises the Leased Equipment identified in

MAPICS' notice, which removal shall be performed within ten (10) business days after the date on which GECC receives said notice from MAPICS. Any Leased Equipment removed from the Subleased Premises by GECC in accordance with the immediately preceding sentence shall thereupon be deemed removed from Exhibit
                                                                      -------
"E" and shall no longer be Leased Equipment hereunder; provided, however, that
---
no such removal of Leased Equipment from the Subleased Premises shall either (a) reduce the Rent payable under this Sublease, or (b) reduce the purchase price for the Leased Equipment, as said purchase price is set forth in the immediately succeeding sentence. Upon the expiration or earlier termination of this Sublease, MAPICS shall return all remaining Leased Equipment to GECC in as good condition as when received, ordinary wear excepted; provided, however, that, in lieu of returning the Leased Equipment to GECC at the expiration of the Sublease Term, MAPICS shall have the right at the expiration of the Sublease Term to purchase the Leased Equipment from GECC for the purchase price of Two Hundred Thousand and no/100 Dollars ($200,000.00). MAPICS shall, during the Sublease Term, maintain contents insurance coverage against loss, theft, damage or destruction of the Leased Equipment, which insurance shall be in the full replacement value of the Leased Equipment; GECC shall be named as additional insured under said insurance and MAPICS shall provide GECC with evidence of said coverage within ten (10) days after GECC's request therefor. GECC and MAPICS shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary Leased Equipment. MAPICS acknowledges and agrees that it is leasing the Leased Equipment in an "AS IS" condition. MAPICS further acknowledges that GECC has not made and hereby specifically disclaims any representations or warranties of any kind, either express or implied, as to the physical condition of the Leased Equipment. To the maximum extent permitted by law, the Leased Equipment is leased to MAPICS in its "AS IS" and "WITH ALL FAULTS" condition and, except for the warranty of ownership given by GECC hereinabove, GECC expressly disclaims any and all representations, warranties or guaranties of any kind, oral or written, express or implied, concerning the Leased Equipment, including, without limitation (i) the condition, merchantability, or fitness for a particular use or purpose of the Leased Equipment, and (ii) the quality, state of repair, or lack of repair of the Leased Equipment. MAPICS has inspected the Leased Equipment prior to execution of this Sublease, and the Leased Equipment shall be delivered by GECC to MAPICS on the Commencement Date in substantially the same condition that exists on the date of this Sublease, reasonable wear and tear excepted.

17.  RIGHT OF FIRST OFFER.  For the purpose of this paragraph, the term "Second
     --------------------
Generation Space" shall mean and refer to any space in the Building which, on or after the Commencement Date hereof, (i) is occupied, leased or subleased to a party other than MAPICS (including, without limitation such space occupied by GECC or its affiliates), (ii) subsequently becomes available and, in fact, is offered by GECC for subleasing to any party unaffiliated with GECC. MAPICS shall be entitled to a right of first offer with respect to the Second Generation Space as set forth in this paragraph. GECC shall provide MAPICS written notice twelve (12) months prior to any Second Generation Space becoming available or, if GECC becomes aware of said availability less than twelve (12) months prior to the date of availability, GECC shall notify MAPICS promptly after GECC learns that the Second Generation Space will become available.
MAPICS shall have a period of sixty (60) days from MAPICS' receipt of such notice of availability to reply; provided, however, that MAPICS shall have a period of only ten (10) days to reply if GECC's notice of availability is delivered less than twelve (12) months prior to the date of availability as hereinabove provided. If MAPICS notifies GECC within said sixty-day period or ten-day period, as the case may be, that MAPICS will take such space, then GECC shall deliver possession of such space to MAPICS on an "AS-IS" basis promptly after the prior subtenant or occupant vacates such space and relinquishes all claims with respect thereto, whereupon such space shall be added to the Subleased Premises on the same terms and conditions then in effect under this Sublease. If MAPICS rejects said space or does not reply within said sixty-day period or ten-day period, as the case may be, GECC may then offer the Second Generation Space to any other potential subtenant without further obligation to MAPICS until such Second Generation Space again becomes available. The right of first offer contained in this paragraph shall be effective continuously during the Sublease Term with respect to Second Generation Space each and every time Second Generation Space becomes available as a consequence of expiration or termination of a sublease affecting Second Generation Space during the Sublease Term.

18.  SURRENDER OF SUBLEASED PREMISES.  Upon the termination or cancellation of
     -------------------------------
this Sublease, MAPICS will peacefully surrender possession of the Subleased Premises to the Development Authority, NBTS, or GECC, as the case may be, and MAPICS agrees to return the Subleased Premises in the same condition as the Subleased Premises existed at the date of MAPICS' occupancy thereof, except for ordinary wear and tear and improvements to the Subleased Premises.

19.  DEFAULT.  In the event MAPICS fails to perform, or defaults on, any of the
     -------
covenants or agreements of this Sublease, GECC, subject to the notice and right to cure terms hereinafter stated, may terminate this Sublease and pursue any and all rights and remedies available at law or in equity.

20.  NOTICE AND RIGHT TO CURE.  Notwithstanding anything contained herein to the
     ------------------------
contrary, in the event of any default by MAPICS of MAPICS' obligations under this Sublease, GECC shall notify MAPICS in writing of said default; provided, however, that GECC shall have no obligation to notify MAPICS of MAPICS' nonpayment of Rent under this Sublease more than twice in any period of twelve
(12) consecutive months during the Sublease Term. For a period of ten (10) consecutive calendar days after the date of any such notice from GECC concerning a monetary default by MAPICS under this Sublease, MAPICS shall have the right to cure the default evidenced in the notice. For a period of thirty (30) consecutive calendar days after the date of any such notice from GECC concerning a nonmonetary default by MAPICS under this Sublease, or if such nonmonetary default cannot be cured with thirty (30) days, such additional reasonable time as may be necessary to complete such cure as long as MAPICS commences such cure with said thirty (30) days and diligently pursues such cure thereafter, MAPICS shall have the right to cure the default evidenced in the notice. In the event MAPICS fails to cure any default under this Sublease within the time periods specified in this paragraph, GECC shall have the right, after expiration of the applicable cure period, to proceed with enforcement of GECC's rights and remedies arising out of any such default by MAPICS.

21.  NOTICE.  Any and all notices, demands, requests, and responses thereto
     ------
pursuant to this Sublease shall be in writing, signed by or on behalf of the party giving the same, and shall be effective upon receipt by the addressee thereof, regardless of how delivered, or upon the date which is three (3) days after being deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, to the other party at the address set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith. Rejection or other refusal to claim or accept, or inability to deliver because of a changed address of which no notice has been received, shall also constitute receipt. Any such notice, demand, or request shall be addressed as follows:

     GECC:             General Electric Capital Corporation
                       1000 Windward Concourse Parkway, Suite 400
                       Alpharetta, Georgia  30005
                       Attention:  Asset Manager


     With a copy to:   American Resurgens Management Corp.
     --------------    1000 Windward Concourse Parkway
                       Alpharetta, Georgia  30005
                       Attention:  Douglas J. Tollett, President


     MAPICS:           Prior to Commencement Date:
     ------            --------------------------
                       Mr. George D. Carroll
                       Manager of Operations
                       MAPICS, Inc.
                       5775-D Glenridge Drive, Suite 100
                       Atlanta, GA 30328


     With a copy to:   Martin Avallone, Esq.
     --------------    General Counsel
                       MAPICS, Inc.
                       5775-D Glenridge Drive, Suite 100
                       Atlanta, GA 30328


                       After Commencement Date:
                       -----------------------
                       Mr. George D. Carroll
                       Manager of Operations
                       1000 Windward Concourse Parkway
                       Suite 200
                       Alpharetta, Georgia  30005

     With a copy to:   Martin Avallone, Esq.
     --------------    General Counsel
                       MAPICS, Inc.
                       1000 Windward Concourse Parkway
                       Suite 200
                       Alpharetta, Georgia  30005


22.  BROKERS.  Each party represents and warrants to the other that it has not
     -------
had dealings with any real estate broker, finder or other person with respect to this Sublease except for CB Commercial Real Estate Group, Inc., The Wesley Company and American Resurgens Management Corp. (collectively, the "Brokers"), and GECC hereby indemnifies MAPICS and agrees to hold MAPICS harmless with respect to any commission due Brokers in connection with this Sublease. Each party hereby indemnifies and agrees to defend and hold the other party harmless from and against all claims for broker's commissions or finder's fees in breach of the foregoing representation and warranty.

23.  BINDING EFFECT.  This Sublease shall be binding upon and inure to the
     --------------
benefit of the parties hereto and their respective transferees, successors, and assigns. No assignment of this Sublease by GECC shall be effective unless the assignee assumes all the obligations of GECC hereunder and provides written notice thereof to MAPICS.

24.  AGREEMENT; AMENDMENTS.  This Sublease supersedes all prior discussions and
     ---------------------
agreements between the parties hereto with respect to this Sublease, the Subleased Premises, and all other matters contained herein with respect thereto. This Sublease may not be modified or amended unless such amendment is in writing and signed by GECC and MAPICS.

25.  SEVERABILITY.  If any of the provisions of this Sublease shall be held to
     ------------
be invalid, illegal, or unenforceable for any reason, such circumstances shall not affect any other provisions hereof. This Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been herein.

26.  TIME OF THE ESSENCE.  Time is and shall be of the essence of this Sublease.
     -------------------

27.  INDEMNITY.  MAPICS agrees to protect and hold GECC harmless and indemnified
     ---------
from and against all claims, demands, actions, suits, judgments, decrees, orders, liabilities, or expenses including without limitation attorneys' fees and disbursements arising out of or on account of any damage or injury, including wrongful death sustained or claimed to have been sustained by any person or to any property in or upon the Subleased Premises, unless the same is caused by or results from the negligence, recklessness, or willful act of GECC, its employees, agents, invitees, or licensees. GECC agrees to protect and hold MAPICS harmless and indemnified from and against all claims, demands, actions, suits, judgments, decrees, orders, liabilities, or expenses including without limitation attorneys' fees and disbursements arising out of or on account of any damage or injury, including wrongful death sustained or claimed to have been sustained by any person or to any property in or upon the common areas of the Building and the Premises, unless the same is caused by or results from the negligence, recklessness, or willful act of MAPICS, its employees, agents, invitees, or licensees.

28.  ADDITIONAL PROVISIONS.
     ---------------------

     A.  Occupancy and Use.  MAPICS shall use and occupy the Subleased
         -----------------
Premises for general office purposes (which shall include software development and support) and for no other use or purpose without the prior written consent of GECC. Moreover, MAPICS shall not do or permit anything to be done in or about the Subleased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy any of said other tenants or occupants; nor shall MAPICS use or allow the Subleased Premises to be used for any immoral or unlawful purposes or for any business, use or purpose reasonably deemed by GECC to be disreputable or inconsistent with the operation of a first class office building; nor shall MAPICS cause or maintain or permit any nuisance or breach of the peace, in, on, or about the Subleased Premises; nor shall MAPICS cause any items to be placed in the Subleased Premises which will exceed the load capacities of the Building.
MAPICS shall not commit or suffer the commission of any waste in, on, or about the Subleased Premises.

     B.  Repairs and Maintenance.
         -----------------------

         (a) GECC shall cause the Building and the Premises (including, without limitation, the entranceway, parking lot, driveways and grounds) to be maintained in a first class condition comparable to other first class office buildings in the Atlanta area. GECC shall be responsible for maintaining in good repair and operational all Building components and systems serving the Subleased Premises, including, without limitation, elevator service in the Building 24 hours a day, seven days a week, overhead lighting (and replacement of bulbs and ballasts) serving the Subleased Premises, hot and cold domestic water serving the Subleased Premises, HVAC in accordance with paragraph 8 above, electricity in accordance with paragraph 9 above and access in accordance with paragraph 12 above. In the event Building services are interrupted and render all or any portion of the Subleased Premises untenantable for a period of more than five (5) business days, rent shall be abated during such period on a proportionate basis consistent with the portion of the Subleased Premises that is untenantable, but only if the untenantable portion of the Subleased Premises, in fact, is not used or occupied by MAPICS. If the entire Subleased Premises remains untenantable for a period of ninety (90) consecutive days, MAPICS may terminate this Sublease by written notice to GECC.

         (b) MAPICS shall, at all times during the Sublease Term, at MAPICS' sole cost and expense, keep the Subleased Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. MAPICS shall upon the expiration or sooner termination of the Sublease Term, surrender to GECC the Subleased Premises in the same condition as when received, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted.

         (c) GECC shall exercise commercially reasonable efforts to ensure that all of the computers and programmed equipment which operate any of the Building components shall remain operational notwithstanding the onset of the year 2000 and the potential computer problems associated with the year 2000.

     C.  Assignment and Subletting.
         -------------------------

         (a) MAPICS shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Sublease or any interest herein, sublet the Subleased Premises or any portion thereof, or suffer any other person to occupy or use the Subleased Premises or any portion thereof, without the prior written consent of GECC, not to be unreasonably withheld, conditioned or delayed.

         (b) Any subletting or assignment hereunder by MAPICS shall not result in MAPICS being released or discharged from any liability under this Sublease. Moreover, except with respect to a subletting or assignment permitted by subparagraph (e) below, to the extent the amount of any payments (monthly or otherwise) received by MAPICS under any sublease or assignment (including for the Leased Equipment, but excluding any payments received by MAPICS for any other leased equipment owned or provided by MAPICS) exceed the amount of any payments then due under this Sublease from MAPICS to GECC, all such excess payments -- after payment of all reasonable and actual out-of-pocket expenses incurred by MAPICS in connection with said sublease or assignment -- shall (i) be delivered to GECC immediately upon receipt thereof by MAPICS, and (ii) not credited against payments thereafter due from MAPICS to GECC under this Sublease, it being acknowledged that all such excess payments delivered to GECC shall be deemed additional consideration for GECC's consent to the sublease or assignment pursuant to which said excess payments are received by MAPICS. As a condition to GECC's prior written consent as provided for in this paragraph, the assignee or sublessee shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Sublease, and MAPICS shall deliver to GECC promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee.

         (c) MAPICS shall reimburse GECC, within ten (10) days from receipt of GECC's invoice, all GECC's reasonable and actual third party costs and expenses, including reasonable legal fees, for reviewing and processing any requests for GECC's consent made by MAPICS with respect to the subject matter of this paragraph.

         (d) GECC's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release MAPICS from any of MAPICS' obligations hereunder or be deemed to be a consent to any such subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Sublease which does not comply with the provisions of this paragraph shall be void.

         (e) Notwithstanding the provisions of this paragraph, MAPICS shall have the right, without the necessity or any consent from, or prior written notice to, GECC: (i) to sublet all or part of the Subleased Premises to any related corporation or entity which controls MAPICS, is controlled by MAPICS, or is under common control with MAPICS; or (ii) to assign this Sublease to a successor corporation into which or with which MAPICS is merged or consolidated or which acquires substantially all of MAPICS' assets and property, provided that: (a) such successor corporation assumes substantially all of the obligations and liabilities of MAPICS; and (b) MAPICS shall provide prompt written notice to GECC the of such sublease or assignment. For the purpose hereof, "control" shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity. In no event shall GECC be entitled to any of the consideration received by MAPICS for any subletting or assignment permitted under this subparagraph (e). On or before the fifth (5th) business day after the effective date of any subletting or assignment by MAPICS under this subparagraph (e), MAPICS shall deliver to GECC (y) written notice of the subletting or assignment, which notice shall include all of the material terms related thereto, and
     (z) financial statements on the sublessee or assignee sufficient, in GECC's reasonable judgment, to establish the assets, capitalization and net worth of said sublessee or assignee.

         (f) Anything in this Sublease to the contrary notwithstanding, for assignments and sublettings other than those permitted hereby under subparagraph (e) above, if MAPICS proposes to assign this Sublease or sublease a portion of the Subleased Premises within the last two (2) years of the Sublease Term (excluding any then unexercised extension options), GECC shall have the further option to terminate this Sublease as to the space so affected as of the proposed effective date set forth in MAPICS' notice, in which event MAPICS shall be relieved of all further obligations hereunder as to such space, except for such provisions of this Sublease which expressly survive the termination hereof.

     D.  Insurance.
         ---------

         (a) GECC shall not be liable to MAPICS and MAPICS hereby waives all claims against GECC for any injury or damage to any person or property in or about the Subleased Premises by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Subleased Premises or the Building, or caused by gas, fire or explosion of the Building, except as caused by GECC's default under this Sublease or by the negligence or willful misconduct of GECC or its agents, contractors or employees.

         (b) MAPICS agrees to purchase at its own expense and to keep in force during the Sublease Term a policy or policies of workers' compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of at least One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00), as increased annually by any increase in the Consumer Price Index, combined single limit per occurrence for personal injuries or deaths of persons occurring in or about the Subleased Premises. Said policies shall: (i) name GECC as an additional insured and insure GECC's contingent liability under this Sublease (except for the workers' compensation policy, which shall instead include waiver of subrogation endorsement in favor of GECC); (ii) be issued by an insurance company which is reasonably acceptable to GECC and licensed to do business in the State of Georgia; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice shall have been given to GECC. GECC hereby acknowledges that a portion of the liability insurance required of MAPICS under this Sublease may be provided by umbrella insurance coverage maintained by MAPICS. Said policy or policies or certificates thereof shall be delivered to GECC by MAPICS upon commencement of the Sublease Term and upon each renewal of said insurance.

         (c) During the Sublease Term, GECC covenants that it will maintain comprehensive general liability insurance with broad form extended coverage including contractual liability insurance against claims occurring upon, in or about the Building with a minimum coverage of combined single limit of Two Million and no/100 Dollars ($2,000,000), which coverage will provide that no material change or cancellation shall be made without thirty (30) days' prior written notice to MAPICS. In addition, GECC shall maintain and keep in effect throughout the Sublease Term insurance against loss or damage to the Building by fire or such other casualties as may be included within all-risk insurance, such insurance to be in an amount equal to ninety percent (90%) of the full replacement value of the Building.

     E.  Waiver of Subrogation.  Each of GECC and MAPICS hereby release the
         ---------------------
other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by fault or negligence of the other party, or by anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only to such extent that such releases shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies of insurance shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder, and then only to the extent of the insurance proceeds payable under such policies. GECC and MAPICS each hereby covenant and agree to cause their respective insurance carrier(s) to include in their policy(ies) such a clause or endorsement.

     F.  Certain Services to be Provided by GECC.  GECC shall maintain the
         ---------------------------------------
public and common areas of the Building, including lobbies, stairs, elevators, escalators, parking facilities, loading docks and areas, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, except for damage occasioned by the act of MAPICS, which damage shall be repaired by GECC at MAPICS' expense. GECC shall also provide janitorial services to the Subleased Premises in accordance with the specifications attached hereto as Exhibit "F".
                                  -----------

     G.  Quiet Enjoyment.  GECC represents and warrants that it has full right
         ---------------
and authority to enter into this Sublease and that MAPICS, while paying the Rent and performing MAPICS' other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Subleased Premises for the Sublease Term without hindrance or molestation from GECC, its agents, contractors or employees, or persons claiming by, through or under GECC, subject to the terms and provisions of this Sublease. GECC shall not be liable to MAPICS for any interference or disturbance by third persons not covered by the preceding sentence; nor shall MAPICS be released from any of the obligations of this Sublease because of such interference or disturbance.

     H.  Non-Disturbance Agreements; Indemnity.  GECC shall exercise
         -------------------------------------
commercially reasonable efforts to obtain non-disturbance agreements from (i) the Development Authority (or the Development Authority's successor-in-interest) with respect to the Prime Lease, (ii) NBTS (or NBTS' successor-in-interest) with respect to the Intermediate Lease, and (iii) from each and every mortgagee having an interest in the Building. Irrespective of GECC's procurement of said non-disturbance agreements, GECC hereby agrees to indemnify and hold MAPICS harmless from any liability, cost and expense incurred by MAPICS with respect to any disturbance of MAPICS' possession of the Subleased Premises during the Subleased Term as a consequence of the exercise by any such prior interest holders of their respective rights in and to the Building, including, without limitation, moving and relocation expenses, increased rental payments and legal fees and expenses. The indemnity obligation of GECC contained herein shall continue notwithstanding any assignment of this Sublease by GECC.

     I.  Exclusion of Certain Provisions of Intermediate Lease.  With respect
         -----------------------------------------------------
to the Subleased Premises and the Building, MAPICS shall have no right by virtue of this Sublease to renew the Intermediate Lease (as said right is provided to GECC in Section 12.1 of the Intermediate Lease); nor shall MAPICS have an option to purchase the Building or a right-of-first-refusal to purchase the Building (as said rights are provided to GECC under Section 12.2 of the Intermediate Lease).

     J.  Alterations.  MAPICS shall not make or suffer to be made any
         -----------
alterations, additions, changes or improvements (collectively "Alterations") in, on, or to the Subleased Premises or any part thereof without the prior written consent of GECC. In the event GECC consents to MAPICS' performance of any Alterations, the Alterations shall be made at MAPICS' sole cost and expense and in accordance with all applicable laws, statutes, ordinances, rules and regulations, public and private, and all requirements of GECC's and MAPICS' insurance policies, and in accordance with plans and specifications approved by GECC (which approval shall not be unreasonably withheld, delayed or conditioned) prior to MAPICS' performance of the Alterations. At GECC's option, MAPICS shall pay to GECC a fee equal to fifteen percent (15%) of the cost and expense of any Alterations after the Commencement Date; said fee shall (i) be due and payable prior to performance of any Alterations, and (ii) compensate GECC for GECC's coordination, supervision and overhead resulting from said Alterations. Any contractor selected by MAPICS to perform Alterations, and all subcontractors, must first be approved in writing by GECC; moreover, at GECC's option, the necessary work shall be performed at the direction of GECC for MAPICS' account and MAPICS shall reimburse GECC for the cost thereof upon demand. Upon the expiration or sooner termination of the Sublease Term, MAPICS shall, upon demand by GECC (and provided GECC conditioned its consent to the Alterations upon same), at MAPICS' sole cost and expense, forthwith and with all due diligence remove the Alterations made by or for the account of MAPICS and designated by GECC to be removed, and MAPICS shall forthwith and with all due diligence, at MAPICS' sole cost and expense, repair and restore the Subleased Premises to the condition of the Subleased Premises on the Commencement Date, ordinary wear and tear excepted. Notwithstanding the foregoing, MAPICS shall have the right, without GECC's prior written consent, to make nonstructural Alterations involving the nonload-bearing movable walls and cubicles located in the Subleased Premises; provided, however, that prior to making any Alterations of the type referred to in this sentence, MAPICS shall provide GECC with written notice of said Alterations.

     K.  Damage and Destruction; Condemnation.  Events of damage, destruction
         ------------------------------------
and condemnation affecting the Building, the common areas of the Building or the Subleased Premises (hereinafter collectively referred to as a "Disruptive Occurrence") shall be governed by the terms and conditions of Article IX of the Intermediate Lease. If the Intermediate Lease is terminated as a consequence of a Disruptive Occurrence, then this Sublease shall terminate concurrently with termination with the Intermediate Lease. If the Intermediate Lease is not terminated as a consequence of a Disruptive Occurrence, then GECC shall exercise GECC's rights, as sublessee under the Intermediate Lease, to ensure repair or restoration of the Building and the Subleased Premises, as the case may be, in accordance with GECC's rights and the time periods prescribed in the Intermediate Lease. Notwithstanding the foregoing, on or before the ninetieth
(90th) day after a Disruptive Occurrence, GECC and MAPICS shall work diligently and in good faith to determine the (i) likelihood of termination of the Intermediate Lease as a consequence of the Disruptive Occurrence, (ii) impact of the Disruptive Occurrence on the ability of MAPICS to conduct MAPICS' business from the Subleased Premises as contemplated by this Sublease, and (iii) prospects for restoration or repair of the Building, the common areas of the Building or the Subleased Premises, as the case may be, to a condition satisfactory for MAPICS to conduct MAPICS' business from the Subleased Premises as contemplated by this Sublease within one hundred eighty (180) days after the date of the Disruptive Occurrence. If, within said ninety-day (90) period, GECC and MAPICS are mutually satisfied with the outcome of their joint evaluation, this Sublease shall remain in effect and GECC shall cause repair or restoration of the Building, the common areas of the Building or the Subleased Premises, as the case may be, and shall exercise commercially reasonable efforts to ensure completion of said repair or restoration on or before the one hundred eightieth (180th) day after the date of the Disruptive Occurrence. Conversely, if either GECC or MAPICS are not satisfied for any reason in their sole discretion with the outcome of their joint evaluation, then GECC or MAPICS may terminate this Sublease by notice to the other party on or before the ninetieth (90th) day after the date of the Disruptive Occurrence. In the absence of delivery of a termination notice as described in the immediately preceding sentence, it shall be deemed that GECC and MAPICS have agreed not to terminate this Sublease because of a Disruptive Occurrence, in which case, GECC shall cause repair or restoration to proceed as hereinabove described. In the event of any Disruptive Occurrence, notwithstanding anything to the contrary in the Intermediate Lease, Rent shall be adjusted or abated entirely, depending on the degree to which the Subleased Premises are untenantable. Any such adjustment or abatement shall be effective as of the date of the Disruptive Occurrence and shall continue until this Sublease is terminated as set forth above or until repair or restoration is completed, as the case may be.

     L.  Food Service Operation.  Anything to this Sublease to the contrary
         ----------------------
notwithstanding, GECC shall have no obligation under this Sublease to operate or maintain in the Building during the Sublease Term a cafeteria or other food service operation of any type or nature whatsoever, notwithstanding that a food service operation exists in the Building on the date of this Sublease.

     IN WITNESS WHEREOF, GECC and MAPICS have caused this Sublease to be executed under seal by their respective representatives duly authorized thereunto, as of the date first above written.


                                GECC:
                                ----

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, a New York corporation


                                By:  /s/ Darryl Dong
                                     ------------------------------
                                     Print Name:   Darryl Dong
                                     Print Title:  District Manager


                                MAPICS:
                                ------

                                MAPICS, INC., a Georgia corporation


                                By:  /s/ Thomas F. Aery
                                     ------------------------------
                                     Print Name:  Thomas F. Aery
                                     Print Title:  V.P. Worldwide Support


                                               (CORPORATE SEAL)

                          LIST OF EXHIBITS TO SUBLEASE


Exhibit "A": Floor Plans for First, Second and Third Floors

Exhibit "B": Plans

Exhibit "C": Work Letter

Exhibit "D": Furniture, Fixtures and Equipment - Second and Third Floors

Exhibit "E": Furniture, Fixtures and Equipment - First Floor

Exhibit "F": Janitorial Specifications

Exhibit "G": HVAC Standards

                                  EXHIBIT "A"
                                  -----------

                      FIRST, SECOND AND THIRD FLOOR PLANS

                   [GRAPH OF FIRST FLOOR PLAN APPEARS HERE]

                   [GRAPH OF SECOND FLOOR PLAN APPEARS HERE]

                   [GRAPH OF THIRD FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "B"
                                  -----------

                                     PLANS



          The plans and specifications which are the work product of the Planning Services and Drawings (as that term is defined in the work letter attached to this Sublease as Exhibit "C").
                             -----------

                                  EXHIBIT "C"
                                  -----------

                                  WORK LETTER

A.  PLANNING SERVICES AND DRAWINGS.  GECC shall reimburse MAPICS in an amount up
    ------------------------------
to One and no/100 Dollar ($1.00) per square foot of usable area on the First Floor only (i.e., $14,516.00) ("Planning Services and Drawings Allowance") for
            ----
the costs actually incurred and paid by MAPICS for architectural and engineering services and construction documents (collectively, the "Planning Services and Drawings"); provided, however, that GECC shall have no obligation to reimburse MAPICS pursuant to the preceding clause unless and until GECC has received evidence that such costs actually have been incurred and paid in full by MAPICS. GECC shall made such payment to MAPICS within fifteen (15) days of receipt of such evidence. Any costs associated with the Planning Services and Drawings in excess of the Planning Services and Drawings Allowance shall be borne solely by MAPICS and shall be promptly paid in full by MAPICS prior to GECC's commencement of construction of the Improvements. The Planning Services and Drawings shall be completed in accordance with the timetable set forth in paragraph C hereinbelow.

B.  CONSTRUCTION OF IMPROVEMENTS.  GECC shall cause the Improvements to be
    ----------------------------
constructed in accordance with the Plans. GECC shall obtain competitive bids from at least three (3) general contractors; provided, however, that MAPICS shall have the right to select one (1) of the contractors to be included in the bidding process. GECC shall make the final selection a contractor to construct the Improvements, based upon the bids obtained by GECC; provided, however, that
(a) GECC shall not be obligated to accept the lowest bid, and (b) GECC's selection of the contractor shall be made in GECC's sole discretion.

     GECC shall provide MAPICS with an allowance (the "First Floor Improvement Allowance") of Two Hundred Eighty-Three Thousand Seven Hundred Eighty-One and no/100 Dollars ($283,781.00), equivalent to Seventeen and no/100 Dollars ($17.00) per square foot of rentable area on the First Floor of the Subleased Premises; the First Floor Improvement Allowance shall be used by GECC to pay the cost of construction of the Improvements, which cost shall include, without limitation, permits, fees, additional utility services or meters. Anything in this paragraph to the contrary notwithstanding, prior to the commencement of construction of the Improvements, MAPICS shall pay to GECC, as additional rent,
(i) the amount, if any, by which the estimated cost of construction of the Improvements exceeds the First Floor Improvement Allowance, and (ii) a fee for GECC's management of construction of the Improvements, which fee shall be in an amount equal to five percent (5%) of the total cost of construction of the Improvements, which total cost shall include the management fee. The Improvements shall constitute fixtures and remain in the Subleased Premises as the property of GECC at the expiration or sooner termination of this Sublease. The Improvements shall be completed in accordance with the timetable set forth in paragraph C hereinbelow.

C.  CRITICAL PATH.
    -------------

     (1) GECC and MAPICS hereby agree that time is of the essence and that the following sequence and schedule shall be strictly adhered to with respect to processing of (i) Planning Services and Drawings, and (ii) construction of the Improvements:

          CD Start Date Smallwood, Reynolds                  Thursday, October 29, 1998

          CD Completion                                      Thursday, November 19, 1998
          (includes architectural engineering)

          Three (3) sets CD's submitted to City of           Friday, November 20, 1998
          Alpharetta for permits                             Permit Friday, December 4, 1998

          CD approved by MAPICS                              Friday, November 20, 1998

          Bid 3-way per lease to contractors                 Monday, November 23, 1998

          Receive pricing                                    Tuesday, December 1, 1998

          Bid analysis and award contract                    Friday, December 4, 1998

          Pending permit construction start date             Monday, December 7, 1998

          Construction completion                            Monday, March 1, 1999

     (2) Any contractor initiated change order must be reviewed and approved by both GECC and MAPICS, which review and approval will not be unreasonably withheld by either party.

     (3) Should MAPICS, subsequent to commencement of construction of Improvements, modify the approved construction drawings (the "Approved Drawings") in any way, MAPICS shall pay all additional costs thereby incurred by GECC, plus a fee of ten percent (10%) of the additional cost to GECC, which fee shall compensate GECC for coordination, supervision and overhead resulting from MAPICS' revision of the Approved Drawings. All revisions or additions to the Approved Drawings shall be subject to GECC's prior review and written approval.

D.  COORDINATION.  Unless otherwise agreed in writing by GECC and MAPICS, all
    ------------
work involved in construction of the Improvements shall be carried out by a contractor under the sole direction of GECC. MAPICS shall cooperate with GECC, the contractor and the space planner to promote the efficient and expeditious completion of the Improvements.

E.  LEGAL REQUIREMENTS.  All design, construction and installation shall conform
    ------------------
to the requirements of this Sublease and all applicable laws and regulations including, but not limited to, all building, plumbing and electrical codes, the Americans with Disabilities Act of 1993 ("ADA") and their requirements of any authority having jurisdiction over or with respect to such work (collectively, the "Legal Requirements"). The Approved Drawings shall be subject to GECC's approval. However, no approval by GECC of the Approved Drawings shall in any way be deemed agreement or certification by GECC that the work contemplated thereby complies with Legal Requirements or that the Approved Drawings will be approved by governmental agencies having jurisdiction thereover.

F.  CONSTRUCTION WARRANTY.  The general contractor shall provide a one year
    ---------------------
warranty for the Improvements. The general contractor's warranty, and any warranties from subcontractors or suppliers, shall be assigned to MAPICS.

F.  GENERAL PROVISIONS.
    ------------------

     (1) If MAPICS' contractors or anyone employed by MAPICS shall cause a delay in completing the Improvements, MAPICS agrees that such delay will constitute a "MAPICS Delay."

     (2) If substantial completion of the Improvements has not occurred by the Commencement Date for any reason, the Commencement Date shall be postponed until substantial completion has occurred. Should GECC be unable to substantially complete the Improvements by the Commencement Date as a result of a "MAPICS Delay," MAPICS shall pay to GECC, as additional rent, one (1) day's Rent computed in accordance with this Sublease, for each calendar day of "MAPICS Delay". If substantial completion of the Improvements is delayed only in part due to a MAPICS Delay, MAPICS shall owe such additional rental only for the period attributable to the MAPICS Delay. For example, if the Improvements are not substantially completed until March 15, 1999, and seven (7) days of the delay constituted a MAPICS Delay, the Commencement Date would occur on March 15, 1999 and MAPICS would owe Rent commencing March 8, 1999. Said adjustments in the Commencement Date and commencement of Rent shall be the parties' sole remedy for such delay and such adjustments shall be made by the parties as liquidated damages and not as a penalty, it being agreed that GECC's or MAPICS' damages for such delay would be otherwise difficult to determine. Said additional rent for a period of MAPICS Delay will be due within ten (10) days of GECC's written demand therefor.

     (3) GECC, upon prior notice to MAPICS, reserves the right to make reasonable substitutions of equal or better quality and value for building standard materials in the event of unavailability of materials or due to field conditions.

                                  EXHIBIT "D"
                                  -----------

                            SECOND AND THIRD FLOORS

                       FURNITURE, FIXTURES AND EQUIPMENT

                                  EXHIBIT "D"

                            SECOND AND THIRD FLOORS

                       FURNITURE, FIXTURES AND EQUIPMENT

SECOND FLOOR EAST AND WEST
--------------------------
LIFESPACE DEMOUNTABLE PARTITIONS (10'-0" HIGH)
  INCLUDING DOORS AND SIDELIGHTS.................................  3404 LINEAL FT.

SMED PRIVATE OFFICE FURNITURE GROUP..............................    33
SMED ADMINISTRATIVE WORKSTATION..................................     8

STEELCASE MANAGER WORKSTATION 8 X 12.............................     5
STEELCASE TYPICAL WORKSTATION 8 X 8..............................    80
OPEN OFFICE AREA LATERAL FILE....................................   125
6' CONFERENCE TABLE..............................................     3
8' CONFERENCE TABLE..............................................     4
11' CONFERENCE TABLE.............................................     1
14' CONFERENCE TABLE.............................................     2
16' CONFERENCE TABLE.............................................     1
SIDECHAIRS.......................................................   100
BREAKROOM TABLE, STOOL AND CHAIR GROUPING........................     1
AERON CHAIRS.....................................................   126

16' E EC. BOAT SHAPED CONF. TABLE 1 CREDENZA AND SEATING FOR 14..     1
EXECUTIVE STONE CONFERENCE TABLE.................................     1
     CREDENZA....................................................     1
     VECTA BLACK LEATHER CHAIRS..................................    16
     BERNARD GREENFIELD SIDE CHAIRS..............................     8
     MAHOGANY PRESENTATION BOARD.................................     1
     PODIUM......................................................     1
EXECUTIVE STONE CONFERENCE TABLE.................................     1
     CREDENZA MARBLE TOP.........................................     2
     VECTA BLACK LEATHER CHAIRS..................................    16
PHONE ROOM SIDE CHAIRS...........................................     8
CREDENZA MARBLE TOPS.............................................     2
WAITING AREA LOUNGE SEATING GROUPINGS............................     4
     BLACK LEATHER CHAIRS........................................    15
     COFFEE TABLES...............................................     3
     TABLE CONSOLE...............................................     1
     TABLE CUBES.................................................     5

THE INVENTORY LISTED ON PAGE ONE DOES NOT - AND SHOULD NOT - INCLUDE THE FOLLOWING ITEMS:

(1) IN THE EAST WING, (A) SMED PRIVATE OFFICE FURNITURE, WITH SEATING IN OFFICES OF DOUG TOLLETT, SUE BENNETT AND BOB OLSON, (B)A SMED ADMINISTRATIVE WORK STATION, WITH SEATING, USED BY JILL WAINSCOTT, AND (C) THREE (3) LATERAL FILE CABINETS IN THE HALLWAY AREA OUTSIDE DOUG TOLLETT'S OFFICE; AND

(2)  IN THE WEST WING, FURNITURE IN THE EXECUTIVE OFFICE OF MIKE FORD.

(3) IN THE WEST WING, THREE (3) LATERAL FILE CABINETS IN STORAGE ROOM ADJACENT TO OFFICE OF SID MILSTEIN.

THIRD FLOOR EAST AND WEST
-------------------------

LIFESPACE DEMOUNTABLE PARTITIONS (9'-0" HIGH)
 INCLUDING DOORS AND SIDELIGHTS........................2078 LINEAL FEET

SMED PRIVATE OFFICE FURNITURE GROUP....................  25
SMED ADMINISTRATIVE WORKSTATION........................   5

STEELCASE MANAGER WORKSTATION 8 X 12...................  12
STEELCASE TYPICAL WORKSTATION 8 X 8.................... 169
OPEN OFFICE AREA LATERAL FILE..........................  97
? CONFERENCE TABLE.....................................   1
? CONFERENCE TABLE.....................................   6
2' CONFERENCE TABLE....................................   1
4' CONFERENCE TABLE....................................   2
SIDE CHAIRS............................................ 136
BREAKROOM TABLE, STOOL AND CHAIR GROUPING..............   1
AERON CHAIRS........................................... 211

                                  EXHIBIT "E"

                               FIRST FLOOR EAST

                       FURNITURE, FIXTURES AND EQUIPMENT


LIFESPACE GLASS DEMOUNTABLE PARTITIONS (10'-6' HIGH)
 INCLUDING DOORS AND SIDELIGHTS........................  32 FEET
STEELCASE 75" X 75" WORKSTATION........................  35
STEELCASE 75" X 150" WORKSTATION.......................   6
OPEN OFFICE AREA LATERAL FILE..........................  26
TEAR DROP CONFERENCE TABLE.............................  18
12' CONFERENCE TABLE...................................   1
CONFERENCE TABLE 48" X 72".............................   6
CONFERENCE TABLE ROUND 84".............................   3
CONFERENCE TABLE 60"...................................   1
TRAINING TABLE 30" X 60"...............................  44
TRAINING ROOM CHAIR.................................... 121
BLACK LEATHER INSTRUCTOR STOOLS........................   3
SMED DESK UNIT WHITE WITH LATERAL......................   1
CREDENZA...............................................   3
AERON CHAIRS...........................................  41

                                  EXHIBIT "F"


1.   DESCRIPTION OF JANITORIAL SERVICES

     A.   The Contractor shall:

          1. Provide cleaning services on a daily basis five (5) days per week, Monday through Friday, unless otherwise agreed upon by the parties involved. Work will commence no sooner than 5:30 p.m. each day. Five (5) holidays will be observed each year when no cleaning will be required (New Year's Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day).

          2. Furnish all necessary and proper cleaning materials which will not damage personal property and interior finishes including, but not limited to, cleaning compounds, finishes, polishes, sealers, detergents, and disinfectants. All products are subject to prior and ongoing approvals by the Customer.

          3. Furnish all equipment in sufficient quantities, including brooms, vacuum cleaners, vacuum crevice tools, floor machines, pails, and containers and maintain all equipment in a safe condition. All equipment is subject to prior and ongoing approval by the Customer and will be kept in good repair at all times. All maid carts and rolling containers must have a protective bumper to
                                                        -----------------
               avoid damage to walls, doors, and personal property.

          4. Furnish and require each employee to wear identification tags with a current photo stating name of company, name of employee, and employee's social security number.

          5. Comply with all laws relating to equal employment opportunities and hold the Customer harmless from any noncompliance thereof.

          6. Schedule periodic visits to the premises to monitor compliance with the Agreement. A monthly inspection will be made by the General Manager and a representative of the Contractor. Inspections will occur more frequently during start up and additions of new areas. Contractors will respond in writing, within fifteen (15) days of these inspections, giving the status of each item noted for correction.

          7. Keep a log in place in the General Manager's office in which a record is made promptly of any items requiring building management attention (i.e., defective plumbing, doors left unlocked, lamps and bulbs burned out, presence of pests or insects).

          8. Keep accurate records on-site of all work performed as set out in the Detailed Cleaning Specifications (Item II).

          9. Adhere to all security guidelines as set out by the Customer and abide by any and all safety rules and regulations.

          10. Properly install hand soap, paper towels, and tissue supplied to the Contractor by the Customer and store these supplies in an appropriate area.

          11. Collect, handle, and store all waste and trash collected from the project and transport to a designated trash container within the project. No plastic bags full of trash and liquids are to be temporarily stored in carpeted areas. Large trash containers used to remove trash from the building will have protective bumpers to prevent damage to elevator doors, doors frames, walls, etc.

          12. One elevator will be designated to remove trash from all floors and the elevator doors, door frames, walls, etc. One elevator will be designated to remove trash from all floors and the building. This elevator will be padded with the Customer's elevator pads by Contractor each night before work commences and removed and stored in the appropriate place when work is completed.

          13. Keep clean and orderly the space for storage of supplies and equipment in each building. No food stuff or other personal items will be stored in these areas.

          14.  Use best efforts to minimize hours of electrical usage.

     B. All damage to the premises caused by the Contractor will be reported and documented by both the General Manager and the Contractor's representative. Damages will be repaired at the Contractor's expense within seventy-two (72) hours.

     C. No project keys will leave the property at any time. The loss of a master key to any building will result in the rekeying of the total building at the Contractor's expense. All keys will be kept locked in a key cabinet in the General Manager's office. All Contractor employees will keep doors locked at all times and use passkeys only for entrance into designated areas.


II.  DETAILED CLEANING SPECIFICATIONS

     A    Definitions

          1.   Clean - Remove dirt, stains, or other extraneous matter.
               -----

          2.   Damp Mop - Remove dirt with a moist cotton or nylon mop.
               --------

          3.   Damp Wipe - Remove surface dirt with a damp cloth, chamois, mop,
               ---------
               or other similar item.

          4.   Disinfect - Wash or spray with a fluid containing disinfectant.
               ---------

          6.   General Clean - Applies to given areas (i.e. offices, lobbies,
               -------------
               corridors, etc.); includes dusting furniture and furnishings; empty and wipe ashtrays and trash receptacles; spot clean walls, partitions, doors, etc.; sweep hard-surfaced floors; and vacuum carpeting.

          7.   High Dust - Dust areas which are normally not within reach
               ---------
               without the use of a stool or ladder.

          8.   Police - Remove cigarette butts, paper cups, or other debris
               ------
               between regular cleaning activities.

          9.   Polish - Clean with a polishing compound or rub (if surface is
               ------
               waxed) with a dry cloth.

          10.  Scrub - Clean with neutral detergent, scrub brush, and/or floor
               -----
               machine.

          11.  Seal - Apply one or more coats of scrubbable floor sealer to
               ----
               floor after stripping operation.

          12.  Spot Clean - Remove spots, fingerprints, and other isolated
               ----------
               defacements by washing or by using a commercial cleaning compound.

          13.  Spot Wax - Apply wax or finish in heavy traffic areas after the
               --------
               surface has been damp wiped with or without scouring compound.

          14.  Spray-Buff - System of resilient floor maintenance, whereby a
               ----------
               cleaning finish solution is applied in spray form and immediately buffed dry. Scuffs, marks, etc, are removed and gloss is restored.

          15.  Strip/Rewax - Remove accumulations of wax or finish by using a
               -----------
               neutral cleaner and hot water applied with a mop. Allow cleaner to remain on floor 2 or 3 minutes, then wet scrub with a scrubbing machine equipped with a Palmetto brush. Rinse thoroughly with cold water and allow to dry completely. Apply an even coat of wax or finish and allow to dry for 30 minutes; apply a second coat, and, if wax is used, polish by buffing when dry.

          16.  Sweep - Remove surface dirt with a broom, treated dust mop, or
               -----
               mechanical sweeper.

          17.  Vacuum Clean - Remove surface and/or imbedded dirt with a suction
               ------------
               cleaner using a crevice tool when needed.

          18.  Wash - Remove dirt and/or other accumulations with a detergent,
               ----
               disinfectant, or similar product.

          19.  Wax or Finish - Apply wax or finish after the surface has been
               -------------
               stripped, scrubbed, or wet mopped.

          20.  Wet Mop - Remove dirt with a cotton or nylon mop and water by
               -------
               laying down solution and rinsing in two separate operations.

          21.  Wet Shampoo - Use a high-pressure suction machine which utilizes
               -----------
               a top-quality liquid soap and water to extract all foreign matter from carpet.

          22.  Wipe - Remove surface dirt with a soft cloth, chamois, or other
               ----
               similar article.

     B.   General Cleaning: Office Areas

          1.   Nightly Tasks

               a. Vacuum all carpeted areas and rugs. Use a crevice tool in inaccessible areas.

               b. Empty and clean all wastepaper baskets, ashtrays, and other receptacles. Damp wipe and dry these items, as necessary, to remove stains. Items that are not in trash cans and items not marked "trash" are not to be disturbed.

               c. Empty and clean all cigarette urns and replace sand as needed, but no less than weekly. (All materials to be furnished by Contractor.)

               d. Sweep and dust mop all composition and wood flooring with a treated cloth or a specially designed tool. Damp mop and touch up spillages as required.

               e. Dust and wipe clean all horizontal surfaces of furniture and fixtures, including the tops of standard-height file cabinets. Wipe all telephones with antiseptic solution, move all desk blotters, desk sets, and trays to clean around edges. Dust typewriter covers and around the perimeters of all office machines. Damp wipe and dry furniture tops as necessary to remove all stains caused by spillages, coffee cups, etc. DO NOT DISTURB COMPANY PAPERS.
                               -----------------------------

               f.   Dust all accessible windowsill areas.

               g. Wash and clean all water fountain areas and damp dry fixtures.

               h. Using spray bottle and cloth, remove all fingerprints from all surfaces, including desk tops, bookcases, painted walls, and doors throughout entire area. DO NOT spot clean
                                                             ------
                    decorator wall fabrics under this nightly program.

               i. Keep janitorial storage and slop-sink rooms in an orderly condition.

               j. Damp mop entire floor in all cafeteria, vending, and break areas.

          k.   Clean all doorjambs.

          l.   Spot clean carpet in office areas.

          m.   Dust picture frames and wall hangings.

          n.   Clean and polish thresholds.

     2.   Weekly Tasks

          a. Vacuum in desk wells and under pedestals and use crevice tool around perimeter of offices and in other inaccessible areas.

          b. Wet clean with ammonia water mixture and dry all glass and marble furniture tops.

          c. Dust all chair rails and dust and shine all furniture legs, pedestals, trim, and baseboards.

          d. Dust all accessible vertical surfaces of furniture, including desk wells, file cabinets, and bookcases.

          e.   Fully open draperies and completely dust windowsill areas.

          f.   Clean and dust, as needed, flooring and shelving in coat closets.

          g.   Wash out and disinfect all cans and other receptacles.

          h.   Vacuum and/or spot clean all upholstered furniture.

     3.   Monthly Tasks

          a.   Strip, wash and wax all resilient flooring.

          b. Damp wipe base and cove molding to remove dirt and all foreign stains.

          c.   Dust venetian blinds.

          d. Disinfect all cans and other receptacles, including cigarette urns.

     4.   Quarterly Tasks

          a. High dust all furniture, shelves, crown moldings, picture frames, doors, (including door louvres and closers), and exposed surfaces of lighting fixture lenses.

          b.   Dust and/or wash diffusers and return air vents.

     5.   Semiannually

          a.   Strip and wax all resilient floors.

C.   Bathrooms

     1.   Nightly Tasks

          a. Wet mop, scrub with brushes, rinse, and damp dry all ceramic tile flooring using a cleaning compound with a germicidal action.

          b. Wash and polish all mirrors, shelves, countertops of vanity, and brightwork including towel cabinet, sanitary napkin vending machine, flushometers, faucets, chrome piping, toilet booth fixtures, toilet seat hinges, etc.

          c. Spray wash and disinfect all basins, bowls, and urinals using an odorless disinfectant solution. Wash both sides of all toilet seats. Empty and clean paper towel and sanitary disposal receptacles, damp wiping and towel drying the exposed surfaces of these units. Leave one (1) ounce of bowl cleaner in all commodes and urinals to set overnight.

          d. Empty paper towel disposals and restock toilet tissue holders, liquid soap, and towel dispensers. (Materials to be furnished by the Customer.)

     2.   Weekly Tasks

          a. Dust tops of toilet partitions, booth doors, entrance doors, entrance door frames, hinges and door cheeks, and tops of frames of all projecting fixtures.

          b. Damp wipe both sides of all toilet partitions, including latch and hinge hardware, and wipe dry and shine with dry cloth.

          c. Damp wipe underparts of basin, including all plumbing fixtures such as pipes, traps, and valves. Dry wipe and polish.

     3.   Monthly Tasks

          a. Dust all painted surfaces, including ceiling, lights, exhaust, and make-up registers.

          b.   Spray wash with antiseptic solution and damp dry all wall tile.

          c. Spray wash and scrub wall tile where it meets the tile floor with a corner brush around entire perimeter of bathroom. (Nightly floor washing is to follow this operation.)

          d.   Polish floor drain cover.

          e. Machine scrub floor with mild solution, neutralize, and flush.

     4.   Semiannually

          a.   Wash all vinyl wallcoverings.

D.   Building Lobby and Public Areas

     1.   Nightly Tasks

          a. Sweep, wash, and spray buff interior flooring. Special attention to be given to the borders and carpet inserts so that carpet is maintained in a dry, unsoiled condition.

          b. Police and sweep exterior pavers, entrance walks, and steps. Do not sweep trash into parking lot. All trash will be removed and placed in trash containers.

          c.   Clean rain mats at building lobby entrance.

          d. Vacuum elevator lobby carpet, all common area carpet, and carpet in all passenger elevators. Use crevice tool in all inaccessible areas.

          e. Clean elevator cab interiors and dust wood paneling in these elevators.

          f. Dust interior sills and convector enclosures at base of perimeter curtain wall.

          g. Remove fingerprints and smudges from interior glass partitions, interior side of curtain wall glass entrance doors, sidelights, and glass vestibule to height of 8'.

          h. Empty and clean all cigarette urns and replace sand or water as needed. (All materials to be furnished by Contractor.)

          i.   Clean and polish building and suite thresh holds as needed.

          j. Spot clean carpet in lobbies, elevators, and common area corridors.

          k. Vacuum upholstered lobby furniture and move to clean under, around, and behind.

          l.   clean all doorjambs.

          m.   Sweep stairwells and dust railings.

               n. Dust and wipe elevator doors, mail depositories, directory panels, signs, and all metal and brightwork.

               o. Wash and clean all water fountain areas and damp dry fixtures.

               p. Keep janitorial storage and slop-sink rooms in an orderly condition.

               q. Damp wipe base and cove molding to remove dirt and all foreign stains.

          2.   Weekly Tasks

               a.   Clean and polish tracks of all elevator doors on all floors.

               b.   Spray buff all resilient flooring.

               c.   Mop stairwells.

          3.   Monthly Tasks

               a. Strip, wash, and wax all resilient flooring and damp clean all cove base.

               b. Dust and treat paneling in all passenger elevators with a wood preservative similar to Guardsman.

          4.   Quarterly Tasks

               a. High dust marble, core, and perimeter air diffusers, lighting fixtures (except luminous ceiling), metal ceiling coves, and interior surfaces of curtain wall mullions, both horizontal and vertical, at lobby level only.

               b. Machine scrub to strip sealant from marble floor. Rinse clean, dry, and reapply marble sealant polish as directed.

NOTE: Inconsistencies in required cleaning frequencies will always be resolved in favor of the higher number of times required to be cleaned.

                                  EXHIBIT "G"
                                  -----------

             HEAT, VENTILATION AND AIR CONDITIONING SPECIFICATIONS

     GECC shall provide heat, ventilation and air conditioning on a year-round basis throughout the Subleased Premises and Building common areas. The equipment shall be capable of maintaining the following indoor design conditions with maximum internal heat rejection loads of 2 watts per square foot of lighting load, 2 watts per square foot of equipment load, and a maximum occupant density 150 per square foot per person load.:

     Winter:  72 degrees FDB with 30% RH
     Summer:  78 degrees FDB with 55% RH

     The equipment shall permit operation within the parameters defined by the "Comfort Chart" shown in the latest edition of ASHRAE Standard 55, "Thermal Environmental Conditions For Human Occupancy."

     The minimum outdoor air supply rates shall not be less than 20 cfm/person of outdoor air. Outdoor air for ventilation shall meet the requirements of the latest edition of ASHRAE Standard 62, "Ventilation For Acceptable Indoor Air Quality."

     The central HVAC equipment shall be capable of cooling a process load (personal computers) in every work station. The planning load for each workstation is 250 watts with a maximum of 2 watts per square foot equipment load.

     Systems serving general office areas shall be equipped with 30% efficiency filters.